Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
IN ACCORDANCE WITH SECTION 906 OF THE SARBANES-OXLEY ACT

In connection with the quarterly report of Sharps Compliance Corp. (the “Company”) on Form 10-QSB for the three and six months ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof, I, Dr. Burton J. Kunik, Chairman of the Board, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

(1)
The Form 10-QSB report for the three and six months ended December 31, 2007, filed with the Securities and Exchange Commission on February 11, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Form 10-QSB report for the three and six months ended December 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Sharps Compliance Corp.

By:	/s/ DR. BURTON J. KUNIK	Date: February 11, 2008
Dr. Burton J. Kunik Chairman of the Board of Directors, Chief Executive Officer and President